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                                 EXHIBIT 23(A)

                      CONSENT OF COOPERS & LYBRAND, L.L.P.






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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of TCA Cable TV, Inc. on Form S-8 of our report dated January 20, 1995, on our audits of the consolidated financial statements and schedules of the Company as of October 31, 1994 and 1993, and for the three years ended October 31, 1994, which report is included in the Company's Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."


                                           /s/ Coopers & Lybrand L.L.P.


Dallas, Texas
July 14, 1995